Exhibit 10.61


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective on March 18, 2002 ("Effective Date") is entered into among Royal Precision, Inc., a Delaware corporation, (herein called the "Company"), James Davidson, currently an employee of the Company (herein called the "Employee") and Richard P. Johnston, currently a major stockholder and Chairman of the Board of the Company (herein called the "Guarantor") who agree to be bound by all of the terms hereof.

WHEREAS, Employee is currently employed by the Company; and

WHEREAS, in consideration of Employee remaining with the Company, the Company shall offer Employee an employment package herein contained.

NOW THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties hereto covenant and agree as follows:

1. CONSIDERATION. In the event that prior to the second anniversary of the Effective Date (the "End of Term Date"), Employee's employment is terminated for "Termination Other Than for Cause", Employee will be paid as severance pay an amount equal to Employee's then base salary with the Company for the period (the "Severance Period") commencing on the date that Employee's employment is terminated (the "Termination Date") and ending on the later of (a) the End of Term Date, or (b) 12 months from the Termination Date, payable in accordance with the customary pay practices of the Company ("Employment Package"); provided, however, that if Employee obtains new employment during the Severance Period which pays Employee an annual base salary which is (y) less than such base salary, the monthly difference (net of applicable taxes, if any) shall be paid by the Company to Employee for any month that Employee was so employed during the Severance Period, or (z) equal to or more than such base salary, the Company shall have no obligation to pay any amounts under this section on and after the start date of such new employment. "Termination Other Than for Cause" shall mean termination by the Company of Employee's employment by the Company for reasons other than the disability or the death of Employee or those which
constitute   "Termination  for  Cause".   "Termination  for  Cause"  shall  mean
termination by the Company of Employee's employment (a) by reason of Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company or (b) by reason of Employee's negligence or intentional misconduct with respect to the performance of Employee's duties. The Employment Package represents any and all severance pay, back pay, wages, incentive compensation payments, vacation pay, damages (liquidated or unliquidated), benefits, attorney's fees, costs, interest or other monies to which Employee will be entitled from the Company. Notwithstanding anything in this Agreement to the contrary, any vested rights the Employee may have under the Company's retirement or stock option plan are excluded from the scope of this Agreement and are not terminated or released by the execution or delivery of this Agreement.
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2. GUARANTY OF EMPLOYMENT  PACKAGE.  Guarantor  unconditionally  and  absolutely guarantees the full and timely payment by the Company to Employee of any and all of the Employment Package which may become due and payable to Employee from the Company in accordance with the terms and conditions of the Agreement.

3. RELEASE. As consideration for the Employment Package, once Employee begins to receive the Employment Package, except to enforce Employee's rights under this Agreement, Employee (a) agrees not to file any charges, claims, suits, complaints or grievances against the Company with any federal, state or local governmental agency, or in any court of law, with respect to any aspect of his employment by, or termination of employment from, the Company and (b) acquits, releases and forever discharges the Company of and from all, and in all manner of, actions and causes of action, suits, debts, claims and demands whatsoever, in law or in equity, which he ever had, may now have or may hereafter have with respect to any aspect of his employment by, or termination of employment from, the Company, including but not limited to any claim under the Age Discrimination in Employment Act and any other federal, state or local law with respect to age, sex, race, and other forms of employment discrimination, breach of contract, tort or other federal, state and local laws relating to employment and its termination. In the event that Employee, or any person, entity or organizations authorized by him, breaches any of his promises made in this Agreement and the Company defends or pursues any charge, suit, complaint, claim or grievance as a result thereof, Employee shall be liable to Company for all damages, attorney's fees, expenses, and costs (including discovery costs) incurred by the Company and for all funds paid to him under this Agreement.

4. CONFIDENTIALITY. Employee agrees that he will not reveal the existence of this Agreement, nor any terms thereof, to any person, entity or organization except to his attorneys, investment advisor, his immediate family or as required by law.

5. POST EMPLOYMENT. Once Employee begins to receive the Employment Package, Employee covenants and agrees that he will not, except in the course of ordinary course of his business, directly or indirectly, (a) attempt to discourage or otherwise attempt to prevent any person from doing business with the Company or
(b) take any action or encourage any other person to take any action or make any remark which is intended to, or which would tend to, disparage or degrade the reputation or business of, the Company. Additionally, Employee recognizes and acknowledges that information possessed by Employee about the Company and its business activities not generally known which is used or is useful in the conduct of the Company's business, or which confers or tends to confer a competitive advantage over one who does not possess the information is
"Confidential Information". Confidential Information also includes trade secrets, know-how, information about existing, new or envisioned Company merchandise, pricing, costs and quotations. Employee covenants and agrees not to use or disclose any confidential information.

6. INDEPENDENT ADVICE. Each of Employee and the Company hereby represents and warrants to the other that he or it has been advised to and has had the opportunity to seek the advice of independent counsel in connection with this Agreement and the transactions contemplated hereby and has obtained such independent advice or hereby waives his or its right to seek such independent advice. Each further represents that he or it has made the decision to execute this Agreement independent of any other agreement and independent of any statements or opinions which may have been made or given by any counsel, Employee or the Company.

7. MISCELLANEOUS.

     7.1. WAIVER. The waiver of any breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of the same or other provision of this Agreement.

     7.2. ENTIRE AGREEMENT; MODIFICATION. Except as otherwise provided in this Agreement, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements, or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to Employee from the Company. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

     7.3. DELIVERY OF MATERIALS; NOTICES. Materials required to be delivered to either party hereunder shall be delivered as indicated below. Any notice, or other communication under this Agreement shall be in writing and shall be considered given: (a) upon personal delivery or delivery by telecopier (with confirmation of completed delivery by sender), (b) two business days after being deposited with an "overnight" courier or "express mail" service, or (c) seven business days after being mailed by registered or certified first class mail, return receipt requested, in each case addressed to the notified party at its address set forth below (or at such other address as such party may specify by notice to the other delivered in accordance with this section):

     If to the Company:                          If to Employee:

     Royal Precision, Inc.                       James Davidson
     535 Migeon Avenue                           29 Woodland Road
     Torrington, Connecticut  06790              Torrington, CT  06790
     Attn.:  President

     If to Guarantor:

     Richard P. Johnston
     4350 Greens Place
     Wilson, WY  83014

     7.4. HEADINGS. The section headings of this Agreement are intended for reference and may not by themselves determine the construction or interpretation of this Agreement.

     7.5. GOVERNING LAW. This Agreement is executed in and shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be performed solely in the State of Delaware.

     7.6. SURVIVAL OF THE COMPANY'S OBLIGATIONS. This Agreement will be binding on, and inure to the benefit of, the executors, administrators, heirs, successors, and assigns of the parties; provided, however, that except as expressly provided in this Agreement, this Agreement may not be assigned either by the Company or by Employee.

     7.7.  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which taken together will constitute one and the same Agreement.

     7.8. ENFORCEMENT. If any portion of this Agreement is determined to be invalid or unenforceable, that portion of this Agreement will be adjusted, rather than voided, to achieve the intent of the parties under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


ROYAL PRECISION, INC.                           EXECUTIVE


By: /s/ John Lauchnor                           /s/ James Davidson
    --------------------------------            --------------------------------
    John Lauchnor, President                    James Davidson


GUARANTOR

/s/ Richard P. Johnston
--------------------------------
Richard P. Johnston